Exhibit 99.1

Tronox Reports First Quarter 2020 Financial Results

Q1 2020 Revenue consistent with preliminary results

Q1 2020 Adjusted EBITDA and Adjusted EPS exceeded preliminary results

First Quarter 2020 Financial Highlights:

•	Revenue of $722 million

•	Income from operations of $79 million; Net income of $40 million

•	Adjusted EBITDA of $174 million; Adjusted EBITDA margin of 24 percent (Non-GAAP)

•	Total acquisition synergies of $45 million, with $38 million reflected within EBITDA (Non-GAAP) and $7 million within taxes and other synergies

•	GAAP diluted EPS of $0.22; Adjusted diluted EPS of $0.29 (Non-GAAP)

•	TiO2 sales volumes up 7 percent and selling prices level sequentially

•	Zircon sales volumes remained level sequentially, offset by 8 percent lower selling prices which were partially influenced by a continued shift to standard grade from premium grade

•	All sites remain operational and have been designated as essential given the applications of TiO2, Zircon, and other co-products in critical products

Strong Financial Position and Cash Flow:

•	Over $1 billion of available liquidity following our recent debt offering, including over $700 million in pro forma cash and cash equivalents as of March 31, 2020(1)

•	No near-term maturities on our term loan or notes until 2024

•	Reducing expected full year 2020 capital expenditures by at least $50 million to $225 million and working capital to $40-50 million from $75-100 million

(1) Pro forma impact on March 31, 2020 balance sheet after giving effect for the $500 million senior secured notes offering and repayment of the $200 million ABL / credit facility draw downs, completed May 1, 2020

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STAMFORD, Conn., May 6, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending March 31, 2020, as follows:

Summary of Financial Results for the Quarter Ending March 31, 2020

Reported Basis

(Millions of dollars)	Q1 2020	Q1 2019	Y-o-Y	%∆	Q4 2019	Q-o-Q % ∆
Revenue	$722	$390	85%		$693	4%
TiO2	580	277	109%		544	7%
Zircon	65	64	2%		71	(8%)
Feedstock and other products	77	49	57%		78	(1%)
Net Income (Loss)	$40	$(30)	n/	m	$(5)	n/	m
Adjusted EBITDA	$174	$80	118%		$156	12%
Adjusted EBITDA Margin %	24%	21%	3 pts		23%	1 pt

	Y-o-Y % ∆		Q-o-Q % ∆
	Volume	Price	Volume	Price
TiO2	115%	(2%)	7%	0%
Local Currency Basis	-	(3%)	-	0%
Zircon	21%	(16%)	0%	(8%)

Pro Forma Basis

(Millions of dollars)	Q1 2020	Q1 2019	Y-o-Y %∆	Q4 2019	Q-o-Q % ∆
Revenue	$722	$720	0%	$693	4%
TiO2	580	570	2%	544	7%
Zircon	65	82	(21%)	71	(8%)
Feedstock and other products	77	68	13%	78	(1%)
Net Income (Loss)	$40	$(18)	nm	$1	nm
Adjusted EBITDA	$174	$141	23%	$156	12%
Adjusted EBITDA Margin %	24%	20%	4 pts	23%	1 pt

	Y-o-Y % ∆		Q-o-Q % ∆
	Volume	Price	Volume	Price
TiO2	6%	(1%)	7%	0%
Local Currency Basis	-	(3%)	-	0%
Zircon	(7%)	(16%)	0%	(8%)

CEO Commentary
Jeffry N. Quinn, chairman and chief executive officer commented, “Tronox’s first quarter results came in slightly above our previously announced preliminary results, as we delivered Adjusted EBITDA of $174 million, with an Adjusted EBITDA margin of 24 percent, and Adjusted EPS of $0.29.  These strong results were attributable to the benefits of our geographic diversity, vertically integrated global footprint, favorable end market exposure, and delivery of Cristal acquisition synergies.  I am grateful to our employees around the world who have continued to deliver safe, quality, low-cost tons for our customers, while adapting our operations to manage through the ongoing COVID-19 pandemic.

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“Our focus during the ongoing COVID-19 pandemic continues to be on protecting the health and safety of our employees.  To this end, we have implemented stringent and prudent protocols at all our worldwide locations.  Our operations have been designated as essential given the applications of TiO2, Zircon, and other co-products in critical products such as food and medical packaging, medical equipment, pharmaceuticals, and personal protective gear.  All our sites are operating, and we continue to work diligently to ensure business continuity to meet our customers’ needs.

“We continue to monitor the market conditions which are evolving each day.  Demand for TiO2 remains mixed across regions, with North America being the most resilient and China improving, offset by weaker demand in regions hit hardest by the virus, such as southern Europe, Brazil, and India.  Zircon demand also remains mixed with recovering volumes in China offset by weaker demand in southern Europe and India.

“Based upon the evolving status of social restrictions, the uncertain plans for the re-opening of economies around the world, and our most recent conversations with and public statements by our customers, our current expectation is for second quarter TiO2 volumes to decline in the high teens to low twenties percent range versus first quarter 2020.  Zircon volumes for the second quarter are anticipated to remain largely in line with the first quarter.

“Our liquidity remains strong.  Last week, we successfully completed the offering of our $500 million 6.5% 2025 senior secured notes, with the proceeds to be used for general corporate purposes, including the repayment of existing indebtedness, capital expenditures, strategic investments and transactions, working capital and other business opportunities.  We used a portion of the proceeds to pay down the $200 million drawn on our ABL and revolving credit facilities at the end of March.

Mr. Quinn concluded, “We are proactively managing our cash flow through cost reductions, harvesting of working capital, and reducing capital expenditures.  We have ample levers available to ensure sufficient liquidity under any conceivable scenario.  We remain focused on execution, operational excellence, delivering synergies, and enhancing our vertical integration strategy, which has created an enterprise with greater stability in financial performance and cash generation.”

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On May 6, 2020, Tronox’s Board of Directors declared a quarterly dividend of $0.07 per share, payable on May 29, 2020 to shareholders of record as of the close of business on May 18, 2020.

Financial Summary for the Quarter Ending March 31, 2020(1)

Tronox reported revenue of $722 million for the first quarter 2020, in line with first quarter 2019 revenues of $720 million on a pro forma basis.  Income from operations of $79 million compared to $46 million in the year-ago quarter on a pro forma basis.  Net income attributable to Tronox was $32 million, or $0.22 per diluted share, compared to a net loss attributable to Tronox of $23 million, or $0.14 per diluted share, in the year-ago quarter on a pro forma basis.  Net income attributable to Tronox in the first quarter 2020 included restructuring and integration costs related to the Cristal acquisition that totaled $9 million or $0.07 per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $41 million, or $0.29 per diluted share.  Adjusted EBITDA of $174 million increased 23 percent compared to $141 million on a pro forma basis in the prior-year quarter.

(1) Net income, Adjusted EBITDA and Adjusted EPS increased from preliminary results due to purchase accounting related adjustments.
Note: Since Tronox and Cristal combined their respective businesses on April 10, 2019 and to assist in the following discussion of first quarter 2020 performance compared to the first quarter 2019, we have provided the results on both a pro forma basis and a reported basis.

First Quarter 2020 vs. First Quarter 2019

Reported Basis

•	Revenue of $722 million increased 85 percent compared to $390 million

•	TiO2 sales of $580 million, including revenue from the acquired Cristal operations, increased 109 percent compared to $277 million

•	Zircon sales of $65 million, including revenue from the acquired Cristal operations, increased 2 percent from $64 million

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•	Feedstock and other products sales of $77 million, including revenue from the acquired Cristal operations, increased 57 percent from $49 million

•	Adjusted EBITDA of $174 million increased 118 percent compared to $80 million

Pro Forma Basis

•	Revenue of $722 million was in line with revenue of $720 million in the year-ago quarter

•
TiO2 sales of $580 million were 2 percent higher compared to $570 million; sales volumes increased 6 percent; selling prices were 3 percent lower on a local currency basis and 1 percent lower on a U.S. dollar basis

•	Zircon sales of $65 million were 21 percent lower than $82 million in the year-ago quarter; sales volumes were 7 percent lower and selling prices were 16 percent lower

•	Feedstock and other products sales of $77 million increased 13 percent from $68 million

•
Adjusted EBITDA of $174 million was 23 percent higher than $141 million in the year-ago quarter, driven by synergies, favorable foreign exchange rates, the absence of deferred margin build and higher TiO2 and CP slag volumes, partially offset by increased production costs and lower ore grades at our Australian mine sites

First Quarter 2020 vs. Fourth Quarter 2019

Reported Basis

•	Revenue of $722 million increased 4 percent compared to $693 million

•
TiO2 sales of $580 million were 7 percent higher than $544 million; sales volumes increased 7 percent – driven by resiliency in North America, strong demand in EMEA and late in the quarter demand recovery in China, partially offset by slightly weaker demand in other Asia Pacific countries – and selling prices were level sequentially

•
Zircon sales of $65 million decreased 8 percent from $71 million, driven by an 8 percent decrease in selling prices which were partially influenced by a continued shift to standard grade from premium grade

•	Feedstock and other products sales of $77 million were relatively in line compared to $78 million

~~•~~	Adjusted EBITDA of $174 million increased 12 percent compared to $156 million, primarily due to increased TiO2 volumes, synergies, and favorable foreign exchange rates

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Other Financial Information

•
On a pro forma basis as of March 31, 2020, after giving effect to our $500 million debt offering and $200 million repayment of credit facilities, debt was $3.5 billion and debt, net of cash and cash equivalents was $2.8 billion, excluding restricted cash

•
Following our recent debt offering and credit facility repayments, our liquidity was over $1 billion on a pro forma basis as of March 31, 2020, comprised of pro forma cash and cash equivalents of approximately $720 million and $350 million available under revolving credit agreements

•	In the first quarter 2020, capital expenditures were $38 million and depreciation, depletion and amortization expense was $71 million

•
Free cash flow for the quarter was $(66) million, primarily due to strong sales in March which increased our accounts receivables above normal and a reduction in payables, which is expected to be reversed in the second quarter

Webcast Conference Call

Tronox will conduct a webcast conference call on Thursday, May 7, 2020 at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  Tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.224.633.1393
Conference ID: 9961929

Conference Call Presentation Slides will be used during the conference call and will be available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on May 7, 2020, 11:30 a.m. ET (New York), until May 14, 2020, 11:30 a.m. ET (New York)

Internet Replay: Tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 9961929

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About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

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Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

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Management believes these non-U.S. GAAP financial measures:

•
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

•
Provide an additional view of the operating performance of the Company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, integration costs, purchase accounting adjustments, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies; and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

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Unaudited Pro Forma Financial Information

On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for the first quarter of 2020 compared to the first quarter of 2019.  Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three months ended March 31, 2020 reflect the results of the combined business from April 10, 2019, while the three months ended March 31, 2019 include only the results of the legacy Tronox business. To assist with a discussion of the first quarter of 2020 and the first quarter of 2019 results on a comparable basis, certain supplemental unaudited pro forma income statement and Adjusted EBITDA information is provided on a consolidated basis and is referred to as "pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal's North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Net sales	$722	$390
Cost of goods sold	547	307
Gross profit	175	83
Selling, general and administrative expenses	94	67
Restructuring	2	-
Income from operations	79	16
Interest expense	(45)	(49)
Interest income	3	9
Loss on extinguishment of debt	-	(2)
Other income (expense), net	10	(2)
Income (loss) before income taxes	47	(28)
Income tax provision	(7)	(2)
Net income (loss)	40	(30)
Net income attributable to noncontrolling interest	8	4
Net income (loss) attributable to Tronox Holdings plc	$32	$(34)

Earnings (loss) per share:
Basic	$0.23	$(0.27)
Diluted	$0.22	$(0.27)

Weighted average shares outstanding, basic (in thousands)	142,736	124,296
Weighted average shares outstanding, diluted (in thousands)	143,596	124,296

Other Operating Data:
Capital expenditures	38	25
Depreciation, depletion and amortization expense	71	47

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TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET (LOSS) INCOME
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended March 31,
	2020	2019

Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$32	$(34)
Transaction costs (a)	-	8
Restructuring (b)	2	-
Integration costs (c)	6	-
Separation costs related to divested business (d)	1	-
Loss on extinguishment of debt (e)	-	2
Charge for capital gains tax payment to Exxaro (f)	-	1
Adjusted net income (loss) attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$41	$(23)

Diluted net income (loss) per share (U.S. GAAP)	$0.22	$(0.27)

Transaction costs, per share	-	0.06
Restructuring, per share	0.02	-
Integration costs, per share	0.04	-
Separation costs related to divested business	0.01	-
Loss on extinguishment of debt, per share	-	0.02
Charge for capital gains tax payment to Exxaro, per share	-	0.01
Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.29	$(0.18)

Weighted average shares outstanding, diluted (in thousands)	143,596	124,296

(1) Only the restructuring amounts for the three months of 2020 have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.
(a) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(b) Represents amounts for employee-related costs, including severance, net of tax .
(c) Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(d) Represents separation costs associated with the divestiture of the Cristal North American TiO2 business which were recorded in "Selling, general and administrative expenses" in the unaudited Condensed Consolidated Statement of Operations.
(e) 2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver and a voluntary prepayment made on the Term Loan Facility.
(f) Represents the expected payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in "Other expense, net" in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
CONSOLIDATED BALANCE SHEETS
 (UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$420	$302
Restricted cash	9	9
Accounts receivable (net of allowance for credit losses of $4 million and $5 million as of March 31, 2020 and December 31, 2019, respectively)	554	482
Inventories, net	1,054	1,131
Prepaid and other assets	115	143
Income taxes receivable	6	6
Total current assets	2,158	2,073

Noncurrent Assets
Property, plant and equipment, net	1,630	1,762
Mineral leaseholds, net	783	852
Intangible assets, net	202	208
Lease right of use assets, net	92	101
Deferred tax assets	107	110
Other long-term assets	158	162
Total assets	$5,130	$5,268

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$280	$342
Accrued liabilities	346	283
Short-term lease liabilities	37	38
Short-term debt	212	-
Long-term debt due within one year	30	38
Income taxes payable	6	1
Total current liabilities	911	702

Noncurrent Liabilities
Long-term debt, net	2,954	2,988
Pension and postretirement healthcare benefits	153	160
Asset retirement obligations	129	142
Environmental liabilities	70	65
Long-term lease liabilities	52	62
Deferred tax liabilities	139	184
Other long-term liabilities	43	49
Total liabilities	4,451	4,352

Commitments and Contingencies
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 143,366,438 shares issued and outstanding at March 31, 2020 and 141,900,459 shares issued and outstanding at December 31, 2019	1	1
Capital in excess of par value	1,852	1,846
Accumulated deficit	(471)	(493)
Accumulated other comprehensive loss	(829)	(606)
Total Tronox Holdings plc shareholders’ equity	553	748
Noncontrolling interest	126	168
Total equity	679	916
Total liabilities and equity	$5,130	$5,268

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$40	$(30)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	71	47
Deferred income taxes	-	(3)
Share-based compensation expense	9	8
Amortization of deferred debt issuance costs and discount on debt	2	2
Loss on extinguishment of debt	-	(2)
Other non-cash items affecting net (loss) income	14	6
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(92)	19
Increase in inventories, net	-	(10)
Decrease (increase) in prepaid and other assets	(3)	(1)
(Decrease) increase in accounts payable and accrued liabilities	(54)	8
Net changes in income tax payables and receivables	2	(3)
Changes in other non-current assets and liabilities	(17)	(6)
Cash (used in) provided by operating activities	(28)	35

Cash Flows from Investing Activities:
Capital expenditures	(38)	(25)
Loans	-	(25)
Cash used in investing activities	(38)	(50)

Cash Flows from Financing Activities:
Repayments of long-term debt	(7)	(101)
Proceeds from long-term debt	-	222
Proceeds from short-term debt	213	94
Acquisition of noncontrolling interest	-	(148)
Debt issuance costs	-	(4)
Dividends paid	(10)	(7)
Restricted stock and performance-based shares settled in cash for withholding taxes	(3)	(6)
Cash provided by financing activities	193	50

Effects of exchange rate changes on cash and cash equivalents and restricted cash	(9)	(1)

Net increase in cash, cash equivalents and restricted cash	118	34
Cash, cash equivalents and restricted cash at beginning of period	311	1,696
Cash, cash equivalents and restricted cash at end of period	$429	$1,730

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TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended March 31,
	2020	2019

Net (loss) income (U.S. GAAP)	$40	$(30)
Interest expense	45	49
Interest income	(3)	(9)
Income tax provision	7	2
Depreciation, depletion and amortization expense	71	47
EBITDA (non-U.S. GAAP)	160	59
Share-based compensation (a)	9	8
Transaction costs (b)	-	8
Restructuring (c)	2	-
Integration Costs (d)	6	-
Loss on extinguishment of debt (e)	-	2
Foreign currency remeasurement (f)	(10)	(1)
Other items (g)	7	4
Adjusted EBITDA (non-U.S. GAAP)	$174	$80

(a) Represents non-cash share-based compensation.
(b) 2019 amount represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(c) Represents amounts for employee-related costs, including severance.
(d) Represents integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(e) 2019 amount represents the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver.
(f) Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.
(g) Includes noncash pension and postretirement costs, asset write-offs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles cash used in operating activities to free cash flow for the three months ended March 31, 2020:

Consolidated
Cash used in operating activities	$(28)
Capital expenditures	(38)
Free cash flow (non-U.S. GAAP)	$(66)

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TRONOX HOLDINGS PLC
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Proforma amounts
	March 31,
	2020	2019
Net sales	$722	$720
Cost of goods sold	547	579
Gross profit	175	141
Selling, general and administrative expenses	94	95
Restructuring	2	-
Income from operations	79	46
Interest expense	(45)	(55)
Interest income	3	3
Other expense, net	10	(3)
Income (loss) before income taxes	47	(11)
Income tax provision	(7)	(7)
Net income (loss)	40	(18)
Net income attributable to noncontrolling interest	8	5
Net income (loss) attributable to Tronox Holdings plc	$32	$(23)

Net (loss) income per share, diluted	$0.22	$(0.14)

Weighted average shares outstanding, diluted (in thousands)	143,596	161,876

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Proforma amounts
	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$32	$(23)
Restructuring	2	-
Integration costs	6	-
Separation costs related to divested business	1	-
Loss on extinguishment of debt	-	2
Charge for capital gains tax payment to Exxaro	-	1
Adjusted net income (loss) attributable to Tronox Holdings plc (non-U.S. GAAP)	$41	$(20)

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$0.22	$(0.14)

Restructuring, per share	0.02	-
Integration costs, per share	0.04	-
Separation costs related to divested business	0.01	-
Loss on extinguishment of debt, per share	-	0.01
Charge for capital gains tax payment to Exxaro, per share	-	0.01
Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.29	$(0.12)

Weighted average shares outstanding, diluted (in thousands)	143,596	161,876

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
 (UNAUDITED)
(Millions of U.S. dollars)

	Pro Forma Three Months Ended March 31,
	2020	2019

Net income (loss) (U.S. GAAP)	$40	$(18)
Interest expense	45	55
Interest income	(3)	(3)
Income tax (benefit) provision	7	7
Depreciation, depletion and amortization expense	71	87
EBITDA (non-U.S. GAAP)	160	128
Share-based compensation	9	8
Restructuring	2	-
Integration Costs	6	-
Loss on extinguishment of debt	-	2
Foreign currency remeasurement	(10)	(1)
Other items	7	4
Adjusted EBITDA (non-U.S. GAAP)	$174	$141

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